Exhibit 99.1

Motorsport Games Reports First Quarter 2026 Financial Results

MIRAMAR, Florida –May 13, 2026 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or “the Company”) today reported financial results for its first quarter ended March 31, 2026. The Company has also posted the first quarter 2026 earnings slides highlighting key milestones that occurred during and subsequent to the period, which are accessible on the Company’s investor relations website.

“We are very pleased to report another quarter of strong financial performance, with revenues more than doubling year on year. The progress we have made in transforming this business is now visibly consistent. We have once again generated positive operating income, supported by the ongoing momentum of our Le Mans Ultimate title and the steady expansion of our RaceControl subscription platform,” commented Stephen Hood, President and Chief Executive Officer of Motorsport Games.

“Player engagement with Le Mans Ultimate has continued to accelerate into 2026. In March, we recorded an all-time peak of more than 8,800 concurrent players upon the release of Version 1.3. This update introduced Circuit de Barcelona-Catalunya, the Duqueine D09 LMP3 race car, and Logitech Trueforce support, amongst other improvements, and has been particularly well received, reinforcing the consistent relentless cadence of meaningful improvements our community has come to expect from our development team. Within this release we also saw the fruit of some early console development improvements with a new user interface framework that is vital for release on these platforms.”

“With the financial stability we have now established, we have begun to explore the next phase of growth for Motorsport Games. Le Mans Ultimate has demonstrated that our technology platform, our development approach and our community engagement strategy can deliver a profitable, scalable business, and we continue to work on plans to expand our portfolio, taking Le Mans Ultimate to console and future possible titles. Our recent share repurchase from Driven Lifestyle Group LLC is a direct reflection of how far the Company has come - our strengthened financial position has given us the ability to act, returning greater ownership and strategic influence to the Company and ultimately to the benefit of all shareholders.”

First Quarter 2026 Highlights and Subsequent Business Update

●	Generated revenues of $4.0 million in Q1 2026 compared to $1.8 million in Q1 2025, an improvement of $2.3 million, or 129.3%.
●	Generated net income of $1.0 million in Q1 2026, in line with $1.0 million in Q1 2025. Q1 2025 net income included $0.5 million reimbursed to us for legal fees pursuant to the Innovate Settlement Agreement entered on March 27, 2025.
●	Net income attributable to Class A common stock was $0.06 per share in Q1 2026, compared to net income per share of $0.33 in Q1 2025.
●	Adjusted EBITDA of $1.5 million in Q1 2026, an improvement of $0.9 million, compared to $0.6 million in Q1 2025.
●	Released Le Mans Ultimate Version 1.3 in March 2026, introducing Circuit de Barcelona-Catalunya, the Duqueine D09 LMP3 race car, new track layouts, Logitech Trueforce support and performance improvements.
●	Secured a $3.0 million revolving line of credit with Citibank in February 2026 to support the Company’s continued product investment and platform roadmap.
●	Entered into a Share Repurchase Agreement with Driven Lifestyle Group LLC on April 22, 2026, pursuant to which the Company purchased 904,395 shares of its Class A Common Stock and cancelled all outstanding shares of its Class B common stock.

Select Financial Highlights for the Three Months Ended March 31, 2026

Revenue for the first quarter of 2026 was approximately $4.0 million compared to approximately $1.8 million for the same period in the prior year, an increase of approximately $2.3 million, or 129.3%. Gross profit was $3.5 million compared to $1.3 million for the same period in the prior year, an increase of $2.2 million, while gross profit margin increased to 87.2% from 73.5%.

Net income for the first quarter of 2026 and 2025 was approximately $1.0 million, respectively. Net income attributable to Class A common stock was $0.06 per share for the first quarter of 2026, compared to net income per share of $0.33 for the same period in the prior year.

Adjusted EBITDA(1) for the first quarter of 2026 was $1.5 million, compared to Adjusted EBITDA(1) of $0.6 million for the same period in the prior year. The improvement in Adjusted EBITDA of $0.9 million was primarily due to the same factors driving the previously discussed change in net income for the first quarter of 2026 when compared to the same period in the prior year, as well as an increase in stock-based compensation compared to the prior year period.

The following table provides a reconciliation from net income to Adjusted EBITDA(1) for the first quarter of 2026 and 2025, respectively:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net income	$951,573	$1,022,613
Interest expense, net	3,205	13,010
Depreciation and amortization (1)	176,049	252,057
EBITDA	1,130,827	1,287,680
Gain from settlement of purchase commitment liabilities	-	(175,460)
Gain from Settlement Agreement	-	(500,000)
Impairment of intangible assets	27,928	-
Stock-based compensation	375,031	-
Adjusted EBITDA	$1,533,786	$612,220

(1)	Includes $169,533 and $233,931 of amortization expenses included in cost of revenues for the three months ended March 31, 2026 and 2025, respectively.

Cash Flow and Liquidity

As of March 31, 2026, the Company had cash and cash equivalents of approximately $5.9 million, which decreased to $3.8 million as of April 2026, due to the Company’s $3.7 million repurchase of its shares from Driven Lifestyle Group LLC on April 22, 2026, partially offset by a $1.2 million drawdown from a business loan agreement with Citibank, N.A. and cash inflows from operations. In May 2026, Citibank, N.A. extended the maturity date of the business loan agreement to February 20, 2028. During the three months ended March 31, 2026, the Company generated an average positive cash flow from operations of approximately $0.5 million per month that was primarily due to increased profitability and the capitalization of internally-developed software.

(1)Use of Non-GAAP Financial Measures

Adjusted EBITDA (the “Non-GAAP Measure”) is not a financial measure defined by U.S. generally accepted accounting principles (“U.S. GAAP”). Reconciliations of the Non-GAAP Measure to net income, its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables above.

Adjusted EBITDA, a measure used by management to assess the Company’s operating performance, is defined as EBITDA, which is net income plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) gain from settlement of license liabilities and other agreements; (ii) gain from sale of gaming licenses; (iii) impairment of intangible assets; (iv) loss contingency expenses; and (v) stock-based compensation expenses.

The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors’ understanding and assessment of the Company’s normalized operating performance and facilitates comparisons to prior periods and its competitors’ results (who may define Adjusted EBITDA differently).

The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net (loss) income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company’s results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today, May 13, 2026, to discuss its financial results. The live conference call can be accessed by dialing 1-800-267-6316 or 1-203-518-9783 and using Conference ID “MOTOR”. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games:

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make racing games that are authentically close to reality. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including the 24 Hours of Le Mans and the FIA World Endurance Championship, recently releasing Le Mans Ultimate Version 1.3 featuring new cars, updated content and additional improvements. Motorsport Games also owns the industry leading rFactor 2 and KartKraft simulation platforms. rFactor 2 also powers F1® Arcade through a partnership with Kindred Concepts. Motorsport Games is also an award-winning esports partner of choice for the 24 Hours of Le Mans, creating the renowned Le Mans Virtual Series. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure, and every race inspires.

For more information about Motorsport Games visit: www.motorsportgames.com.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the ongoing momentum of the Le Mans Ultimate title and the steady expansion of the RaceControl subscription platform; the cadence of meaningful improvements from the Company’s development team; the next phase of the Company’s growth; the potential of the Company’s technology platform, development approach, and community engagement strategy to deliver a profitable, scalable business; plans to expand the Company’s portfolio, including taking Le Mans Ultimate to console; and the Company’s strengthened financial position, ability to act, and their benefit to the Company’s shareholders.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, including delays in the release of new game versions and features, the Company’s inability to deliver new products and/or new content or features for existing products, and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company’s inability to establish partnerships with additional service providers to come onboard to the Company’s ecosystem and, (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company’s management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending; and (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation.

Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company’s ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company’s ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company’s inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames
Instagram: msportgames
Facebook: Motorsport Games
LinkedIn: Motorsport Games

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com

Appendix:

The following tables provide a comparative summary of the Company’s financial results for the periods presented:

MOTORSPORT GAMES INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31 ,
	2026	2025
Revenues [1]	$4,031,289	$1,758,453
Cost of revenues	517,137	465,386
Gross profit	3,514,152	1,293,067

Operating expenses:
Sales and marketing	210,319	97,701
Development	514,337	601,953
General and administrative [2]	1,698,631	1,168,482
Impairment of intangible assets	27,928	-
Depreciation and amortization	6,516	18,126
Total operating expenses	2,457,731	1,886,262
Other operating income	-	500,000
Income (loss) from operations	1,056,421	(93,195)
Interest expense, net	(3,205)	(13,010)
Other (expense) income, net	(101,643)	1,128,818
Net income	951,573	1,022,613
Less: Net income (loss) attributable to non-controlling interest	635,746	(18,445)
Net income attributable to Motorsport Games Inc.	$315,827	$1,041,058

Net income per Class A common share attributable to Motorsport Games Inc.:
Basic	$0.06	$0.33
Diluted	$0.06	$0.33
Weighted-average shares of Class A common stock outstanding:
Basic	5,456,286	3,183,558
Diluted	5,482,458	3,183,558

[1]	Includes related party revenues of $11,000 and $0 for the three months ended March 31, 2026 and 2025, respectively.

[2]	Includes related party expenses of $0 and $37,500 for the three months ended March 31, 2026 and 2025, respectively.